Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Independent Registered Public Accounting Firm”, and to the use of our audit report dated March 12, 2014 and our senior securities table audit opinion dated April 2, 2014 in the Post-Effective Amendment No. 4 to the Registration Statement (No. 333-195003) and related Prospectus of Garrison Capital Inc. filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated May 3, 2011 with respect to the consolidated financial statements of Garrison Capital Inc. and Subsidiaries for the period from December 17, 2010 (commencement of operations) to December 31, 2010, and the related senior securities tables, in the Post-Effective Amendment No. 4 to the Registration Statement (No. 333-195003) and related Prospectus of Garrison Capital Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

March 31, 2015